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                                                                   EXHIBIT 10.25

                             EMPLOYMENT AGREEMENT
                             --------------------

          AGREEMENT by and between National Commerce Bancorporation, a Tennessee corporation (the Company"), and Richard L. Furr (the "Executive") dated as of the 17/th/ day of March, 2000.

          WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive pending the consummation of the transactions (the "Merger") contemplated between the Company and CCB Financial Corporation, a North Carolina corporation ("CCB"), pursuant to the Agreement and Plan of Merger dated as of March 17, 2000 between the Company and CCB (the "Merger Agreement") and to provide the surviving corporation after the Merger with continuity of management. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1.   Effective Date.  The "Effective Date" shall mean the "effective
               --------------
time" of the Merger as defined in the Merger Agreement.

          2.   Employment Period. The term of the Executive's employment under
               -----------------
this Agreement shall be for a continually renewing term of three (3) years without any further action by either the Company or the Executive, it being the intention of the parties that there shall be continuously a term of three (3) years duration of the Executive's employment under this Agreement unless the Agreement is sooner terminated in accordance with its terms, provided that such term shall terminate on the date the Employee becomes age 65 (the "Employment Period").

          3.   Terms of Employment.  (a) Position and Duties.  (i) (A) During
               -------------------       -------------------
the Employment Period, the Executive shall serve in the position and with duties and responsibilities as are set forth on Exhibit A hereto and (B) the Executive's services shall be performed in Durham, North Carolina.

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

          (b)  Compensation.  (i) Special Payment.  Within 30 days after the
               ------------       ---------------
Effective Date, the Company shall make a payment to the Executive equal to the payment to which the Executive would have been entitled to receive under Section 9(c)(i)(B) of the Employment and Amended and Restated Change of Control Agreement among CCB, Central Carolina Bank and Trust Company and the Executive, as amended as of August 1, 1999 (the "Prior Agreement"), as if the Executive had been terminated by the Company other than for "cause" following a "change of control," immediately following the Effective Date.

               (ii)   Base Salary.  During the Employment Period, the Executive
                      -----------
shall receive an annual base salary ("Annual Base Salary") in the amount set forth on Exhibit A hereto. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

               (iii)  Annual Bonus.  In addition to the Annual Base Salary,
                      ------------
during the Employment Period, the Executive shall be eligible to receive an annual cash bonus (the "Annual Bonus"), on the same basis as other senior officers of the Company and in accordance with the bonus compensation policies and practices established by the Company from time to time.

               (iv)   Incentive Awards.  On the Effective Date, the Company
                      ----------------
shall grant the Executive the number of shares of restricted common stock of the Company set forth on Exhibit A hereto (the "Restricted Stock") and a stock option to acquire the number of shares of the Company's common stock set forth on Exhibit A hereto (the "Option"), in each case pursuant to the terms of the Company's stock incentive plan (the "Stock Plan"). The Option shall have a ten year term from the date of grant, subject to earlier forfeiture upon termination of the Executive's employment as provided in the option award agreement. The Option shall have an exercise price equal to the fair market value of the stock subject thereto on the date of grant. The Restricted Stock and the Option shall vest in three equal installments, on each of the first, second and third anniversaries of the Effective Date, provided, that, notwithstanding the foregoing, the Restricted Stock and the Option shall immediately vest and be exercisable or transferable upon a "change in control" of the Company (as defined in the Stock Plan) following the Effective Date or upon the Executive's termination of employment by the Company other than for Cause, including the Executive's death or Disability, or by the Executive for Good Reason. The number of shares of the Restricted Stock and the number of shares of common stock underlying Option and the exercise price thereof shall be appropriately and proportionately adjusted simultaneously with any changes in capitalization or any reorganization of the Company, as provided for in the Stock Plan.

               (v)    Other Employee Benefit Plans.  During the Employment
                      ----------------------------
Period, except as otherwise expressly provided herein, the Executive shall be entitled to participate in all employee benefit, retirement, welfare and other plans, practices, policies and programs

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applicable to the other senior officers of the Company or its affiliated companies on a basis no less favorable than that provided to the other senior officers of the Company or its affiliated companies and, provided that, in no event shall such plans, practices, policies and programs be less favorable in the aggregate than the plans, practices, policies and programs in which the Executive was eligible to participate immediately prior to the Effective Date. Effective as of the Effective Date, the Executive and the Company shall enter into a change of control employment agreement substantially in the form attached hereto as Exhibit B. As used in this Agreement, the terms "affiliated companies" and "affiliates" shall include any company controlled by, controlling or under common control with the Company.

               (vi)   Life Insurance.  During the Employment Period, the Company
                      --------------
shall continue to maintain the split-dollar life insurance agreement with the Executive (the "Split Dollar Agreement") and, together with the Executive, continue to maintain the related life insurance policy owned by the Executive (the "Insurance Policy") and collaterally assigned to the Company (the "Collateral Assignment"), providing coverage on the life of the Executive for the benefit of the Executive's estate, beneficiaries designated by him, and/or trusts created by him as originally established and maintained under the Prior Agreement. Any exercise of the Insurance Policy Buy-Out Option (as defined below) by the Executive shall release the Company from any further obligation to maintain the Split Dollar Agreement and the Insurance Policy.

               (vii)  Expenses.  During the Employment Period, the Executive
                      --------
shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's policies.

               (viii) Fringe Benefits.  During the Employment Period, the
                      ---------------
Executive shall be entitled to fringe benefits, to the extent applicable to other senior officers of the Company or its affiliated companies.

               (ix)   Vacation.  During the Employment Period, the Executive
                      --------
shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company and its affiliated companies as in effect with respect to other senior officers of the Company or its affiliated companies.

          4.   Termination of Employment.  (a) Death or Disability.  The
               -------------------------       -------------------
Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative, subject to (i) the Company's obligations and

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the Executive's rights under (A) the Americans with Disabilities Act, 42 U.S.C.
Sections 1210 et seq., and (B) the Family and Medical Leave Act, 29 U.S.C. Sections 2601 et seq. (and the regulations promulgated under the foregoing
Acts), and (ii) the exclusion from such 180 business day calculation of any business days constituting vacation days under Section 3(b)(ix).

          (b)  Cause.  The Company may terminate the Executive's employment
               -----
during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

               (i) the continued and willful failure of the Executive to perform substantially the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or

               (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, or

               (iii) conviction of a felony or the entry of a guilty or nolo contendere plea by the Executive with respect thereto.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

          (c)  Good Reason.  The Executive's employment may be terminated by the
               -----------
Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive:

               (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a)(i) and Exhibit A of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated,

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insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (ii) any material failure by the Company to comply with any of the provisions of Section 3(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (iii) the Company's requiring the Executive to be based at an office or location more than 35 miles from that set forth in Section 3(a)(i) hereof;

               (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

               (v)    any failure by the Company to comply with and satisfy
Section 10(c) of this Agreement.

          (d)  Notice of Termination.  Any termination by the Company for Cause,
               ---------------------
or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          (e)  Date of Termination.  "Date of Termination" means (i) if the
               -------------------
Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

          5.   Obligations of the Company upon Termination.  (a) Good
               -------------------------------------------       ----
Reason; Other Than for Cause, Death or Disability. If, during the Employment
-------------------------------------------------
Period, the Company shall terminate the Executive's employment other than for Cause, death or Disability or the Executive shall terminate employment for Good
Reason:

               (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

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               (A)    the sum of (1) the Executive's Annual Base Salary through
          the Date of Termination to the extent not theretofore paid, (2) the product of (x) the Annual Bonus paid or payable to the Executive in respect of the fiscal year ending immediately prior to the Date of Termination including any bonus or portion thereof which has been earned but deferred (and annualized for any calendar year consisting of less than twelve full months or during which the Executive was employed for less than twelve full months) (such amount being referred to as the "Recent Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current calendar year through the Date of Termination, and the denominator of which is 365, and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2) and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

               (B) the amount equal to the product of (1) the number of months and portions thereof from the Date of Termination until the expiration of the Employment Period (the "Continuation Period"), divided by twelve, and (2) the sum of (x) the Executive's Annual Base Salary and (y) the Recent Annual Bonus;

               (ii) the Option shall become immediately and fully exercisable and the restrictions on the Restricted Stock shall lapse immediately;

               (iii) the Option and all options granted prior to the date hereof that are vested, but unexercised, as of the Date of Termination shall remain exercisable for the period during which they would have been exercisable absent the termination of the Executive's employment;

               (iv) for the duration of the Continuation Period, the Executive and the Executive's dependents shall continue to be eligible to participate in the medical, dental and health benefit plans and arrangements applicable to the Executive immediately prior to the Date of Termination on the same terms and conditions as in effect for the Executive and the Executive's dependents immediately prior to the Date of Termination; and

               (v) for the duration of the Continuation Period, the Company shall maintain the Split Dollar Agreement and continue to pay all premiums due under the Split Dollar Agreement and the Insurance Policy; provided, however, that upon or at any time prior to the expiration of the Continuation Period, the executive or the then owner of the Insurance Policy may terminate the Split Dollar Agreement and the Collateral Assignment Agreement by paying to the Company an amount equal to the total amount of the premiums advance by the Company (or its predecessor and their affiliates) in accordance with the Split Dollar Agreement as of the date of termination of the Split Dollar Agreement, minus any withdrawals of cash value or loan proceeds received by the Company or its affiliates from the cash value of the Insurance Policy and which were made to the Company or its affiliates as of the date of the termination of the Split Dollar Agreement (such payment may, in the discretion of the Executive or other owner of the policy, be made in cash or may be accomplished by means of a loan or withdrawal of cash values of the Insurance Policy which is authorized by the Executive or such other owner of the Insurance Policy) (the "Insurance Policy Buy-Out Option"); and

               (vi) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

          (b)  Death.  If the Executive's employment is terminated by reason of
               -----
the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. In addition, the Option shall become immediately and fully exercisable and the restrictions on the Restricted Stock shall lapse immediately. All stock options granted prior to the date hereof that vested prior to the Date of Termination shall remain exercisable for the longer of twelve months and the exercise period in effect immediately prior to the Date of Termination, and the Executive's rights to all benefits under all benefit plans that are "non-qualified" plans shall be 100% vested, regardless of the Executive's age and years of service, at the time of the Executive's death. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 15 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(b) shall include death benefits as in effect on the date of the Executive's death with respect to senior officers of the Company, provided that such benefits shall consist of no less than a payment to the Executive's surviving spouse or to the executor or administrator of the Executive's estate (if his spouse shall not survive him) of an amount equal to two times his Annual Base Salary, such death benefit to be paid in forty-eight
(48) equal monthly installments commencing on the first day of the month following the date of death of the Executive. Without limiting the foregoing, for one year after the Executive's death, the Company shall pay any premium required for any "qualified beneficiary" to continue his or her health care coverage in accordance with Title I, Part 6 of the Employee Retirement Income Security Act of 1974, as amended.

          (c)  Disability.  If the Executive's employment is terminated by
               ----------
reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. In addition, the Option shall become immediately and fully exercisable and the restrictions on the Restricted Stock shall lapse immediately. All stock options that are "incentive stock options" granted prior to the date hereof that vested prior to the Date of Termination shall remain exercisable for the lesser of twelve months and the period of exercise in effect immediately prior to the Date of Termination, and all other stock options granted prior to the date hereof that vested prior to the Date of Termination shall remain exercisable for the period of exercise in effect immediately prior to the Date of Termination. The Executive may exercise his Insurance Buy-Out Option on the Date of Termination. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 15 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits as in effect at any time thereafter generally with respect to other senior officers of the Company.

          (d)  Cause; Other than for Good Reason.  If the Executive's employment
               ---------------------------------
shall be terminated for Cause or the Executive terminates his employment for other than Good Reason or on account of death or Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (y) the Accrued Obligations, less the amount determined under Section 5(a)(i)A(2) hereof, and
(z) Other Benefits, in each case to the extent theretofore unpaid.

          6.   Non-exclusivity of Rights.  Except as specifically provided,
               -------------------------
nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

          7.   Full Settlement.  The Company's obligation to make the payments
               ---------------
for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

          8.   Certain Additional Payments by the Company.  (a) Anything in this
               ------------------------------------------
Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 8) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Ernst & Young LLP or such other certified public accounting firm reasonably acceptable to the Company as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

          (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim,

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

               (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

               (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          9.   Confidential Information/Noncompetition.  (a) The Executive
               ---------------------------------------
recognizes and acknowledges that he has and will have access to confidential information concerning the Company and its affiliates of a special and unique value which includes (but is not limited to) the books and records relating to operation, finance, accounting, loans, investments, personnel and management, written policies and other printed matter relating particularly to operations such as customer names and addresses and customer financial information. The Executive also recognizes that a portion of the Company's business is dependent upon a large number of trade secrets, including secret formulations, techniques, methods, processes, data and the like. The Executive acknowledges and agrees that protection of these trade secrets and confidential information against unauthorized disclosure and use is of critical importance to the Company, and the Executive therefore agrees that he will not at any time, either while employed by the

Company or afterwards, make any independent use of, or knowingly disclose to any other person or organization (except as required by regulatory authority or by a court or as authorized by the Company) any of the trade secrets or other confidential proprietary information of the Company or its affiliates, whether patentable or not.

          (b) The Executive recognizes that in the highly competitive business in which the Company is engaged, personal contact is of primary importance in securing new customers and in retaining the accounts and goodwill of present customers and protecting the business of the Company. The Executive, therefore, agrees that at all times while employed by the Company and for a period of two
(2) years after the termination of his employment, the Executive will not, for himself or on behalf of any person, corporation, association or other entity other than the Company: (i) engage in the commercial banking business within any county in any state in which the Company or any of its affiliates either maintains an office or is engaged in the commercial banking business that produced in excess of 5% of the net income after tax of the Company on a consolidated basis for the twelve months prior to the date of termination of employment; or (ii) directly or indirectly solicit or attempt to solicit business from any customer of the Company or any of its affiliates existing on the date of termination of employment.

          (c) If the provisions of this Section 9 are violated or threatened to be violated, in whole or in part, the Company shall be entitled, upon application to any court of proper jurisdiction, to a temporary restraining order or preliminary injunction (without the necessity of posting any bond with respect thereto) to restrain and enjoin the Executive from such violation without prejudice to any other remedies the Company may have at law or in equity. Further, in the event that the provisions of this Section 9 should ever be deemed to exceed the time geographic, temporal or occupational limitations permitted by the applicable laws, the Executive and the Company agree that such provisions shall be and are hereby reformed to the maximum time, geographic, temporal or occupational limitations permitted by the applicable laws. The provisions of this Section 9 shall survive the termination of the Executive's employment or expiration or the termination of this Agreement.

          10.  Successors.  (a) This Agreement is personal to the Executive
               ----------
and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          11.  Miscellaneous.  (a) This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of Tennessee, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:
          -------------------

          At the most recent address on file
          for the Executive at the Company.

          If to the Company:
          -----------------

          National Commerce Bancorporation
          One Commerce Square
          Memphis, Tennessee 38150
          Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) From and after the Effective Date, this Agreement shall supersede any other employment, severance or change of control agreement (other than the agreement substantially in the form attached hereto as Exhibit B) between the parties, whether written or oral, with respect to the subject matter hereof; provided, however, that, notwithstanding anything contained herein to the contrary, the provisions of Section 9(c)(v) of the Prior Agreement shall remain in full force and effect until immediately following the Effective Date.

          (g) This Agreement may be executed in counterparts, which together shall constitute one and the same original.

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



                                         ______________________________
                                                Richard L. Furr



                                         NATIONAL COMMERCE BANCORPORATION




                                         ______________________________
                                         By:
                                         Title:

                                   Exhibit A
                                   ---------

Name: Richard L. Furr


Position and Duties of the Executive: President of the Carolina and Virginia banks of the Company, reporting to the Chief Operating Officer, with such authority, duties and responsibilities as are commensurate with such position and as may be consistent with such position

Annual Base Salary: $340,000

Number of Shares of Common
Stock underlying the Options: 100,000

Number of Shares of Restricted Stock: 30,000